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                      AROTECH                                    Earnings News
               632 Broadway, Suite 1200
               New York, New York 10012
       Tel: (646) 654-2107 - Fax (646) 654-2187
                    www.arotech.com


FOR IMMEDIATE RELEASE
-----------------------


                AROTECH CORPORATION REPORTS RECORD FIRST QUARTER
                           REVENUES AND GROSS PROFIT
                       -----------------------------------

                           Loss dramatically reduced -
     Strategic shift to defense and homeland security "beginning to pay off"

        New York, New York, May 12, 2003 - Arotech Corporation (NasdaqNM: ARTX), a provider of quality advanced zinc-air batteries, multimedia interactive simulators/trainers and lightweight armoring for the military, law enforcement and homeland security markets, today reported first quarter 2003 results.

        Revenues for the quarter ended March 31, 2003 increased to $4.0 million as compared with $571,000, excluding discontinued operations, for the corresponding period of 2002.

        Gross profit for the quarter ended March 31, 2003 increased to $1.4 million as compared with $187,000 for the corresponding period of 2002. The respective increases are largely attributed to strong sales in the Defense and Security Products Division (IES and MDT) and initial sales of military batteries in the Battery Division.

        Loss Before Interest, Taxes, Depreciation and Amortization (LBITDA), excluding discontinued operations, for the quarter ended March 31, 2003 decreased to $538,000 as compared with $1.1 million for the corresponding period of 2002. Arotech believes that information concerning LBITDA enhances overall understanding of its current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Arotech computes LBIDTA, which is a non-GAAP financial measure, as reflected in the table below.

         Net loss for the quarter ended March 31, 2003 decreased to $1.4 million as compared with $3.3 million for the corresponding quarter of 2002.

        Combined basic and diluted net loss per share for the quarter ended March 31, 2003 narrowed to $0.04 as compared with $0.11 for the corresponding period of 2002.

        Cash-on-hand and cash equivalents and certificate of deposit due within one year stood at the end of the quarter at approximately $2.5 million with backlog of orders in excess of $6.5 million.

        Arotech Chairman and CEO Robert S. Ehrlich commented, "We have begun to see positive results from our turnaround program. Our IES and MDT subsidiaries

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are performing well, and our military battery business is starting to come on stream. We are pleased that our strategy to shift to defense and homeland security is beginning to pay off," concluded Ehrlich.

Conference Call
---------------
         Arotech Corporation will hold it first quarter 2003 conference call on Tuesday, May 13, 2003 at 10:00 AM EDT. To take part in the conference call, please call 1-800-500-0177 (US) or +1-719-457-2679 (International) a few minutes before the 10:00 AM EDT start time. For your convenience, an instant replay will be available Tuesday May 13, 2003 at 1:00 PM EDT until Thursday, May 15, 2003 at 8:00 PM EDT. The replay telephone number is 1-888-203-1112 (US); +1-719-457-0820
(International). The confirmation number is 364841.

About Arotech Corporation
-------------------------

         Arotech's corporate mission is to provide quality defense and security products for the military, law enforcement and homeland security markets, including advanced zinc-air batteries, multimedia interactive simulators/trainers and lightweight armoring.

         Arotech Corporation (www.arotech.com) operates two business divisions:
Electric Fuel Batteries - developing and manufacturing zinc-air batteries for military and homeland security applications and developing electric vehicle batteries for zero emission public transportation; and Arotech Defense - consisting of IES Interactive, which provides advanced high-tech multimedia training systems for law enforcement and paramilitary organizations, and MDT Armor, which provides vehicle armoring for the military, industrial and private sectors.

         Arotech is incorporated in Delaware under the name "Electric Fuel Corporation" and has corporate and sales offices in New York and Denver with research, development and production subsidiaries in Alabama, Colorado and Israel.


COMPANY CONTACTS:
Conrad F. Mir                                Jonathan Whartman
Director of Investor Relations               Senior VP, Communications
(646) 654-2109                               1-800-281-0356 ext 622
mir@arotech.com                              whartman@arotech.com



Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; significant future capital requirements; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other filings (under the name Electric Fuel Corporation) with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.

                                TABLES TO FOLLOW


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


        ELECTRIC FUEL CORPORATION (DOING BUSINESS AS AROTECH CORPORATION)
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

--------------------------------------------------------------------------------------------------------------------------
                                                                                     Three months ended March 31,
                                                                                     2003                     2002
                                                                              --------------------     -------------------

Revenues.....................................................................   $    4,033,453           $      570,545
Cost of revenues.............................................................        2,633,719                  383,628
                                                                              --------------------     -------------------
Gross profit.................................................................        1,399,734                  186,917
Research and development.....................................................          358,039                  100,500
Selling and marketing expenses...............................................          703,987                   56,940
General and administrative expenses..........................................        1,012,755                1,248,452
Amortization of intangible assets and in-process.............................          311,771                        -
                                                                              --------------------     -------------------
                                                                                     2,386,552                1,405,892
                                                                              --------------------     -------------------
Operating loss...............................................................         (986,818)              (1,218,975)
Financial (expenses) income, net.............................................         (261,075)                  64,164
                                                                              --------------------     -------------------
Loss before minority interest in profit of a subsidiary......................       (1,247,893)              (1,154,811)
Minority interest in profit of a subsidiary..................................          (43,228)                       -
                                                                              --------------------     -------------------
Net loss from continuing operations..........................................       (1,291,121)              (1,154,811)
Net loss from discontinued operations .......................................          (95,962)              (2,159,398)
                                                                              --------------------     -------------------
Net loss for the period......................................................   $   (1,387,083)          $   (3,314,209)
                                                                              ====================     ===================
Basic and diluted net loss per share from continuing operations..............   $        (0.04)          $        (0.04)
                                                                              ====================     ===================
Basic and diluted net loss per share from discontinued operations............   $        (0.00)          $        (0.07)
                                                                              ====================     ===================
Combined basic and diluted net loss per share ...............................   $        (0.04)          $        (0.11)
                                                                              ====================     ===================
Weighted average number of shares outstanding................................       34,758,960               30,149,210
                                                                              ====================     ===================

--------------------------------------------------------------------------------------------------------------------------




Reconciliation of Non-GAAP Financial Measure

         To supplement Arotech's consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Loss Before Interest, Taxes, Depreciation and Amortization (LBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech's current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Reconciliation of LBITDA to the nearest GAAP measure follows:

                                               LBITDA
                                                                  Three months ended March 31,
                                                                    2003              2002
                                                              -----------------  ----------------
 Net loss from continuing operations (GAAP measure)..........   $ (1,291,122)     $  (1,154,811)
 Add back:
 Interest expense (income), net..............................        261,075            (64,164)
 Taxes.......................................................              -                  -
 Depreciation of fixed assets................................        180,591            139,500
 Amortization of intangible assets...........................        311,771                  -
                                                              -----------------  ----------------
 LBITDA (non-GAAP measure)...................................  $    (537,685)     $  (1,079,475)
                                                              =================  ================


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